SUBSIDIARIES OF THE REGISTRANT
(AS OF MARCH 7, 1997)



                                              STATE OF
      NAME                                   INCORPORATION

THE GERMAN AMERICAN BANK                      INDIANA
GAB MORTGAGE CORP                             INDIANA
GERMAN AMERICAN HOLDINGS CORP.                INDIANA
COMMUNITY TRUST BANK                          INDIANA
FIRST STATE BANK, SOUTHWEST INDIANA           INDIANA
THE PEOPLES NATIONAL BANK AND
  TRUST COMPANY OF WASHINGTON                 UNITED STATES
PEOPLES INVESTMENT CENTER, INC.               INDIANA






























Exhibit 21